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                                                                 Exhibit 10.91

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS AGREEMENT is made as of the 1st day of August, 1997 by and between ASC HOLDINGS, INC., a Maine corporation ("Company"), and ______________________ of ___________________ ("Optionee").

                              W I T N E S S E T H :

      WHEREAS, the Company has established the American Skiing Company Stock Option Plan, effective August 1, 1997 (the "Plan"), for the benefit of eligible officers, full-time management employees, and other key persons identified under the Plan;

      WHEREAS, the Company's Options Committee has authority under the Plan to award options to eligible employees, to designate the type of options to be granted, and any terms and conditions relating to the award or exercise or options by an Optionee (subject to the limitations set forth in the Option
Plan); and

      WHEREAS, the Optionee has been determined to be eligible to receive a grant of non-qualified stock options under the Plan and the Committee as determined that options shall be granted to Optionee.

      NOW, THEREFORE, it is agreed between Company and Optionee as follows:

      1. Grant of Non-Qualified Stock Options

      (a) Subject to the terms and conditions herein and to the provisions of the Plan, the provisions of which are incorporated herein by reference, Company hereby grants to Optionee the right and option to purchase from Company up to _____ shares of the Company's Common Stock ("Stock"), par value $.01 per share, at a price of $______ per share.

      (b) The option granted hereunder is intended to constitute a non-qualified stock option, which shall not qualify as an incentive stock option as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). ---

      (c) This option is not exercisable after the tenth (10th ) anniversary of the date on which this option was granted to Optionee, which was August 1, 1997 (the "Grant Date").

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      (d) Except as expressly limited under the Plan, the option granted hereunder may be exercised immediately.

      (e) Optionee, from time to time during the period when the option may be exercised hereunder, may so exercise the option in whole or in part, in accordance with the terms and conditions hereof, by delivering to Company,
Attention: Options Committee.

            (i) a written notice signed by Optionee stating the number of shares of Stock that Optionee has elected to purchase at any time, which number must be an integral multiple of five (5), unless the number equals the total number of shares then available to be purchased hereunder; and

            (ii) Optionee's certified or cashier's check in an amount equal to the option price of the shares of Stock then to be purchased.

      2. Restrictions on Transferability. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      3. Adjustment in Number of Shares and Option Prices; Reserved Option Shares. Subject to the applicable terms of the Plan, in the event that there are any changes in the outstanding Common Stock of Company by reason of stock dividends, splits, combinations of shares, recapitalizations, reorganizations, mergers, consolidations, combinations, or exchanges of shares or the like, the number of shares subject to the option and the option price shall be appropriately adjusted by the Options Committee, if necessary, to reflect equitably such change or changes. The determination of such committee in this regard shall be conclusive.

      The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

      4. Investment Representations. The Optionee represents and warrants as follows:

      (a) The Optionee is acquiring this option for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

      (b) The Optionee has a preexisting business or personal relationship with the Company or one of its directors officers or controlling persons and by reason of his business financial experience, has, and could be reasonably assumed to have, the capacity to protect his interests in connection with the acquisition of this option.

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      5. No Guarantee of Continued Employment. Neither the Plan nor this option shall confer upon any Optionee any right to continue in the employment of the Company or any subsidiary or limit in any respect the right of the Company or subsidiary to discharge the Optionee at any time, with or without cause and with or without notice.

      6. Distribution of Cash to Pay Taxes. If the exercise of the option granted hereunder (or any portion thereof) is expected to result in the recognition of taxable income by Optionee, the Company shall distribute to Optionee (on or before the end of the calendar year in which the exercise occurs): (a) an amount of cash sufficient to pay the federal and state income taxes payable by Optionee in respect of such income plus (b) an amount of cash sufficient to pay any federal and state income taxes payable by Optionee in respect of the amount payable under the foregoing clause (a) and this clause
(b). The amount of the distributions to be made under this Section 6 shall be determined by applying the Optionee's combined (federal and state) marginal rate of tax for such calendar year.

      7. General. Words used in this Agreement shall have the same meaning as the same words used in the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern. This Agreement, together with the Plan, constitute the parties' entire agreement with respect to the subject matter hereof, and supersede any and all prior and or written agreements or understandings with respect thereto. This Agreement may be modified only by a writing executed by both parties.

      IN WITNESS WHEREOF, Company and Optionee have executed this Agreement as of the date first above written. By executing this Agreement, Optionee hereby acknowledges that he has received a copy of the Plan document and agrees to be bound by the terms thereof.

                               ASC HOLDINGS, INC.


                               By:
                                  -------------------------------
                               Its:

                               ----------------------------------
                               Optionee:

THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE BYLAWS OF THE COMPANY AND ANY STOCK PURCHASE AGREEMENT TO BE ENTERED INTO BETWEEN THE

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HOLDER OF THIS OPTION AND THE COMPANY UPON EXERCISE OF THIS OPTION, A COPY OF
WHICH AGREEMENT IS ON FILE WITH THE CLERK OF THE COMPANY.

                                                                 Vested+Gross Up